Exhibit 99.1

WHITEHORSE FINANCE, INC. TO REPORT FOURTH QUARTER AND FISCAL YEAR 2013 FINANCIAL RESULTS

NEW YORK, NY, February 13, 2014 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the "Company") (NASDAQ:WHF) today announced that it will release its fourth quarter and year-end financial results for the fiscal year ended 2013 prior to the open of the financial markets on Thursday, February 27, 2014. The Company will discuss its financial results on a conference call that day at 10:00 a.m. ET.

To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID # 35793303. Investors may also access the call on the investor relations portion of the Company’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=251424&p=irol-IRHome.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through March 6, 2014. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID# 35793303. A webcast replay will also be available on the investor relations portion of the Company’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=251424&p=irol-IRHome.

About WhiteHorse Finance, Inc.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company’s investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. (“H.I.G. Capital”). H.I.G. Capital is a leading global alternative asset manager managing approximately $15 billion of capital as of February 13, 2014 across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts

Alastair Merrick

WhiteHorse Finance, Inc.

212-506-0500

amerrick@whitehorsefinance.com

Brian Schaffer

Prosek Partners

212-279-3115

bschaffer@prosek.com

Source: WhiteHorse Finance, Inc.